Exhibit 10.3




                           GUARANTY AND SECURITY AGREEMENT

                             dated as of August 31, 1995

                                         from

                              ADVANCED NMR SYSTEMS, INC.

                                          to

                                    CHEMICAL BANK


          GUARANTY AND SECURITY AGREEMENT dated as of August 31, 1995 from Advanced NMR Systems, Inc., a Delaware corporation (the "Guarantor") to Chemical Bank (the "Bank").

                                     WITNESSETH:

          WHEREAS, pursuant to that certain Loan and Security Agreement of even date herewith (the "Loan Agreement") between Medical Diagnostics, Inc., a Delaware corporation (the "Borrower") and the Bank, the Bank has agreed to make loans to the Borrower on the terms and conditions set forth therein; and

          WHEREAS, it is a condition precedent to the making of loans by the Bank pursuant to the Loan Agreement that the Guarantor shall have executed and delivered to the Bank this Agreement and shall have granted to the Bank, a security interest in the assets of the Guarantor; and

          WHEREAS, the making of loans to the Borrower pursuant to the Loan Agreement will be beneficial to the Guarantor inasmuch as the Guarantor owns 100% of the outstanding capital stock of the Borrower; and the respective Boards of Directors of the Borrower and of the Guarantor have determined the execution, delivery and performance of this Agreement to be necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor and the Borrower;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:


                                      ARTICLE I

                                 CERTAIN DEFINITIONS

          Section 1.01.  Defined Terms.  As used in this Agreement,
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     the following terms shall have the meanings set out respectively after each:

          "Acquisition" - As defined in the Loan Agreement.

          "Agreement" - This Guaranty and Security Agreement, as same may be from time to time amended.

          "AMS" - Advanced Mammography Systems Inc., a Delaware corporation.

          "Base Rate" - As defined in the Loan Agreement.

          "Business Day" - As defined in the Loan Agreement.

          "Charter" - As defined in the Loan Agreement.

          "Collateral" - All of the property, rights and interests of the Guarantor described in Section 3.01 below.

          "Current Assets" - As defined in the Loan Agreement.

          "Current Liabilities" - As defined in the Loan Agreement.

          "Default" - Any event or circumstance which, with the passage of time or the giving of notice or both, could become an Event of Default.

          "ERISA" - As defined in Subsection 4.01(l) below.

          "Event of Default" - As defined in Section 7.01 below.

          "Guaranteed Obligations" - Any and all indebtedness, liabilities or obligations of the Borrower to the Bank, whether joint or several, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, those now or hereafter arising under any Loan Document and/or with respect to any letter of credit now or hereafter issued by the Bank for the account of the Borrower.

          "Guaranty" - The guaranty of the Guarantor set forth in Article II.

          "Indebtedness" - As defined in the Loan Agreement.

          "Inventory" - All goods now owned or hereafter acquired by the Guarantor and intended for sale or lease, all raw materials, parts, work-in-process and finished goods, and all material and supplies which are used or which may be used in manufacturing, selling, packing, shipping, advertising or furnishing of goods, whether now owned or hereafter acquired or created and wherever located, as well as all proceeds (including, without limitation, insurance proceeds) and products of any of the foregoing.

          "Loan" - As defined in the Loan Agreement.

          "Loan Documents" - The Loan Agreement, the Notes and any other instrument or document or loan, credit, letter of credit, reimbursement agreement, guaranty, interest rate swap or other agreement relating to extension of financial accommodations or other banking services between the Borrower and the Bank or made by the Borrower in favor of the Bank, all whether now existing or hereafter entered into or delivered.

          "Material Adverse Effect" - Any act, omission or circumstance which could reasonably be expected to have a material adverse effect on (i) the business, prospects, affairs, operations or condition of the Guarantor and the Restricted Subsidiaries taken as a whole, or (ii) the ability of the Guarantor to carry out its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement.

          "Merger" - As defined in the Loan Agreement.

          "Net Income" - As defined in the Loan Agreement.

          "Notes" - As defined in the Loan Agreement.

          "PGBC" - As defined in Subsection 4.01(l) below.

          "Person" - As defined in the Loan Agreement.

          "Premises" - All locations now or hereafter owned, leased or operated by the Guarantor or by any Subsidiary of the Guarantor.

          "Receivables" - All of the Guarantor's present and future accounts, accounts receivable and notes, drafts, acceptances and other instruments representing or evidencing a right to payment for goods sold or for services rendered.

          "Restricted Subsidiaries" - All present and future Subsidiaries of the Guarantor, other than (i) AMS, (ii) the Borrower and (iii) any Person which is deemed to be a Subsidiary of the Guarantor solely by virtue of the Borrower's ownership, directly or indirectly, of the stock or other equity interests of such Person.

          "Subordinated Debt" - All Indebtedness hereafter incurred by the Guarantor which is fully subordinated to the Guarantor's obligations to the Bank under this Agreement, such subordination being evidenced by instruments in form and substance satisfactory to the Bank.

          "Subsidiary" - As defined in the Loan Agreement.

          "Tangible Net Worth" - As defined in the Loan Agreement.

          Section 1.02.  Use of Defined Terms.  Any defined term used in the
                         --------------------
     plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

          Section 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
     specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistently applied on the basis used by the concerned entity in prior years.

                                      ARTICLE II

                                       GUARANTY

          Section 2.01.  Guaranty.  In consideration of the Bank making loans to
                         --------
     the Borrower pursuant to the Loan Agreement, the Guarantor hereby guaranties to the Bank the due and punctual payment and performance of all of the Guaranteed Obligations, as and when the same shall become due and payable, whether on demand or at maturity, by declaration or otherwise, according to the terms thereof, and all losses, costs, expenses and reasonable attorneys' fees and disbursements incurred by reason of a default under any of said Guaranteed Obligations continuing beyond the expiration of any applicable notice and/or grace period. In case of failure by the Borrower punctually to pay any of the Guaranteed Obligations, the Guarantor hereby unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower. This Guaranty is an absolute, unconditional, unlimited and continuing guaranty of the full and punctual payment and performance by the Borrower of the Guaranteed Obligations and not merely of their collectibility and is in no way conditioned upon any requirement that the Bank first collect or attempt to collect the Guaranteed Obligations or any portion thereof from the Borrower or from any other guarantor of any of same or resort to any security or other means of obtaining payment of any of the Guaranteed Obligations which the Bank now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon and during the continuance of any Event of Default (as defined herein), all liabilities and obligations of the Guarantor to the Bank, hereunder or otherwise, shall, at the option of the Bank, become forthwith due and payable to the Bank without further demand or notice of any nature, all of which are expressly waived by the Guarantor. Payments by the Guarantor hereunder may be required by the Bank on any number of occasions.

          Section 2.02.  Guarantor's Further Agreements to Pay.  The Guarantor
                         -------------------------------------
     further agrees, as a principal obligor and not as a guarantor, to pay to the Bank forthwith upon demand, in funds immediately available to the Bank, all costs and expenses (including court costs and reasonable attorneys' fees and disbursements) incurred or expended by the Bank in connection with this Guaranty and the enforcement hereof, together with interest on any sum now or hereafter payable by the Guarantor under this Agreement, such interest to accrue from the date of any demand for payment of such sum to the date of payment. Such interest will be payable at the rate set forth in Section 8.04 below.

          Section 2.03.  Bank's Freedom to Deal with Borrower and Other Parties.
                         ------------------------------------------------------
     The Bank shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability hereunder, to deal with the Borrower and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations in such manner as the Bank in its sole discretion deems fit. The Bank has full authority in its sole discretion to do any or all of the following things, none of which shall discharge or affect the Guarantor's liability hereunder: (i) extend credit, make loans and afford other financial accommodations to the Borrower at such times, in such amounts and on such terms as the Bank may approve; (ii) modify, amend, vary the terms and grant extensions or renewals of any present or future indebtedness or of all or any of the Guaranteed Obligations or any instrument relating to or securing same, and, without limitation, this Guaranty shall survive payment of the Notes; (iii) grant time, waivers and other indulgences in respect thereto; (iv) vary, exchange, release or discharge, wholly or partially, or delay or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Guaranteed Obligations which the Bank now has or acquires after the date hereof; (v) take or omit to take any of the actions referred to in any Loan Document or other instrument evidencing, securing or relating to any of the Guaranteed Obligations or any actions under this Guaranty; (vi) fail, omit or delay to enforce, assert or exercise any right, power or remedy conferred on the Bank in this Guaranty or in any other Loan Document or other instrument evidencing, securing or relating to any of the Guaranteed Obligations or take or refrain from taking any other action;
     (vii) accept partial payments from the Borrower or any other party; (viii) release or discharge, wholly or partially, the Borrower, any endorser or any guarantor, or accept additional collateral for the payment of any Guaranteed Obligations; (ix) compromise or make any settlement or other arrangement with the Borrower or any such other party; and (x) consent to and participate in the proceeds of any assignment, trust or mortgage for the benefit of creditors.

          Section 2.04.  Unenforceability of Guaranteed Obligations; Invalidity
                         ------------------------------------------------------
     of Security or Other Guaranties.  If for any reason now or hereafter the
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     Borrower has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations undertaken or purported to be undertaken by it or on its behalf, or if any of the moneys included in the Guaranteed Obligations have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Guaranteed Obligations. This Guaranty shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.
     The liability of the Guarantor under this Guaranty shall remain in full force and effect until payment and performance in full of all of the Guaranteed Obligations. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Bank, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          Section 2.05.  Waivers by Guarantor.  The Guarantor waives:  notice of
                         --------------------
     acceptance hereof and reliance hereon, notice of any action taken or omitted by the Bank in reliance hereon, any requirement that the Bank be diligent or prompt in making demands hereunder, any requirement as to any presentment, demand, protest, giving notice of any default by the Borrower or asserting any other right of the Bank hereunder and all demands, notices and suretyship defenses generally. The Guarantor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of the Guarantor's obligations hereunder by virtue of any statute of limitations, valuation, stay or moratorium law or other similar law now or hereafter in effect.

          Without limiting the generality of the foregoing provisions of this Guaranty, the liability of the Guarantor shall not be released, discharged or otherwise affected by:

              (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other guarantor;

             (ii) any change in the time, manner, amount or place of payment of any Guaranteed Obligation or any modification or amendment of or supplement to any Loan Document or this Agreement;

            (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, the Guarantor or any other guarantor;

             (iv) any change in the corporate existence, structure, record or beneficial ownership or control of the Borrower, the Guarantor or any other guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any such Person or its assets;

              (v) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the Bank, any other guarantor or any other Person, whether or not arising in connection with this Agreement;

             (vi) any invalidity or unenforceability relating to or against the Borrower or the Guarantor for any reason under any Loan Document or under this Agreement; or any provision of applicable law or regulation purporting to prohibit the payment by any Person of the principal of or interest on any of the Notes or any other amount payable under any Loan Document or this Agreement; or

            (vii) any other act or omission to act or delay of any kind by the Borrower, the Bank or any other Person or any other circumstances whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

          Section 2.06.  Subrogation.  The Guarantor hereby irrevocably and
                         -----------
     unconditionally waives (unless and until all Guaranteed Obligations have been indefeasibly paid in full and all commitments of the Bank to the Borrower have been terminated and no loan facilities now or hereafter established by the Bank for the Borrower remain in effect) any and all rights of subrogation, contribution or similar rights which, but for this
     Section 2.06, it might otherwise have in relation to the Borrower or any other guarantor as a result of this Agreement.

          Section 2.07.  No Contest with Bank.  No set-off, counterclaim,
                         --------------------
     reduction or diminution of any obligation, or any claim or defense of any kind or nature which the Guarantor has or may have against the Borrower, any other guarantor or the Bank shall be available hereunder to the Guarantor. The Guarantor will not, in any proceedings under the Bankruptcy Code or insolvency proceedings of any nature, prove in competition with the Bank in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Borrower or the benefit of any other security for any Guaranteed Obligation which, now or hereafter, the Guarantor may hold in competition with the Bank.

          Section 2.08.  Stay of Acceleration.  If acceleration of the time for
                         --------------------
     payment of any amount payable by the Borrower under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Guaranty shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Bank.

                                     ARTICLE III

                                       SECURITY

          Section 3.01.  Security.  As security for the payment and performance
                         --------
     of all of the Guaranteed Obligations and also for the prompt and full payment and performance of any and every other liability and obligation of the Guarantor to the Bank, whether arising out of this Agreement or otherwise, whether otherwise secured or unsecured, direct or indirect, absolute or contingent, primary or secondary, due or to become due, and all whether now or hereafter existing or arising, the Guarantor hereby pledges, grants, assigns and transfers to the Bank, and grants to the Bank a security interest in and to, all of the following property of the Guarantor, all whether now owned or existing or hereafter acquired or arising:

          (a) All equipment, fixtures, furnishings, furniture, motor vehicles and machinery of the Guarantor, wherever located, whether now owned or hereafter acquired, whether affixed or moveable, and all replacements of, substitutions for and accessions to any of same and all products and proceeds (including, without limitation, insurance proceeds) of any of the foregoing;

          (b)  All Receivables of the Guarantor;

          (c) All contract rights of the Guarantor, including, without limitation, licenses, employment agreements, any non-competition agreements for the benefit of the Guarantor, and all leases and occupancy agreements; all obligations owing to the Guarantor of every kind and nature; and all tax refunds of every kind and nature, including, without limitation, loss carryback refunds; and all of the foregoing whether now existing or hereafter acquired or arising;

          (d)  All of the Guarantor's Inventory;

          (e) All of the Guarantor's general intangibles, choses in action, chattel paper, insurance policies, deposits, deposit accounts, money, cash, documents and instruments (whether negotiable or non-negotiable and regardless of attachment to chattel paper), whether arising out of, relating to or evidencing all or any of the foregoing Collateral or otherwise, and all whether now existing or hereafter acquired or arising;

          (f) All goodwill, trade secrets, formulae, customer lists, trade names, trademarks, copyrights, patents and licenses (including, without limitation, the trademarks, copyrights, patents and licenses listed on Exhibit A hereto) and all files, records (including, without limitation, computer programs, tapes and related electronic data processing software) and writings, whether now owned or hereafter acquired; and

          (g) All liens, guaranties, securities, rights, remedies and privileges pertaining to, and all products and proceeds (including, without limitation, insurance proceeds) of, and all accessions to, any of the foregoing.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

          Section 4.01.  Representations and Warranties.  As an inducement to
                         ------------------------------
     the Bank to execute the Loan Agreement and to make Loans thereunder to the Borrower, the Guarantor hereby represents and warrants to the Bank as follows:

          (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the corporate power and authority to enter into and perform this Agreement, to grant the security interests described in Section 3.01 above, to enter into and perform all obligations required of the Guarantor by any other instruments and other documents referred to herein to which it is a party, to fulfill its obligations set forth herein and therein and to carry out the transactions contemplated hereby and thereby. The Guarantor has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to do business and in good standing in Massachusetts and in each other jurisdiction where the Guarantor owns, leases or operates any real or personal property and in each other jurisdiction where the failure so to be qualified could (singly or in the aggregate with all such other failures to be qualified) have a Material Adverse Effect. At the date of this Agreement, except as set forth on Exhibit B hereto, the Guarantor has no Subsidiaries and is not a member of any partnership or joint venture. The names and respective jurisdictions of incorporation of all of the Guarantor's Subsidiaries and the respective stock ownership in each of them is set forth on Exhibit B hereto, together with a description of each such partnership and joint venture.

          (b) Exhibit C hereto sets forth, as of July 28, 1995, each Person who owns, of record and/or beneficially, 5% or more of any class of capital stock of the Guarantor. Except as set forth on said Exhibit C, there are no outstanding rights, options, warrants, conversion rights or agreements or commitments of any kind relating to the aforesaid shares or to the authorized and unissued or treasury stock of the Guarantor.

          (c) The execution, delivery and performance of this Agreement and the other documents required to be executed by the Guarantor pursuant hereto have been duly authorized by all necessary corporate action, will not require the consent of any third party, and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or the giving of notice or both, could constitute a default on the part of the Guarantor under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document or under any provision of the Charter or by-laws of the Guarantor, or result in the imposition of any lien or encumbrance on any property or assets of the Guarantor, other than in favor of the Bank. This Agreement and the other documents delivered to the Bank by the Guarantor pursuant hereto are the legal, valid and binding obligations of the Guarantor, enforceable in accordance with their respective terms, in each case except as such enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law.

          (d) Except as disclosed on Exhibit D hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Guarantor, threatened (nor, to the knowledge of the Guarantor, is there any basis therefor) against or affecting the Guarantor or any of the Restricted Subsidiaries by or before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of this Agreement or any other instrument provided for or contemplated by this Agreement or any action taken or to be taken in connection with the transactions contemplated hereby or thereby, nor are there any such actions, suits, proceedings or investigations pending or, to the knowledge of the Guarantor, threatened, anticipated or contemplated which, if determined adversely to the Guarantor or any of the Restricted Subsidiaries, in any single case or in the aggregate, could have a Material Adverse Effect.

          (e) Neither the Guarantor nor any of the Restricted Subsidiaries is in violation of any term of its Charter or by-laws, as now in effect, nor in violation of any term of any mortgage, indenture, judgment, decree or order, any other instrument, contract or agreement or of any term of any administrative determination, failure to comply with which, singly or in the aggregate with all such other failures, could have a Material Adverse Effect.

          (f) The Guarantor and each of the Restricted Subsidiaries has filed proper and accurate federal, foreign, state and local tax returns, reports and estimates for all years and periods for which any such returns, reports or estimates were required to be filed and has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by any such returns, reports or estimates, other than any such taxes, assessments, impositions, fees and charges which the Guarantor or the Restricted Subsidiary concerned is contesting in good faith by appropriate proceedings which serve as a matter of law to stay the enforcement of any remedy of the relevant taxing authority and as to which adequate reserves have been established. Neither the Guarantor nor any of the Restricted Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, and no deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Guarantor knows of no material governmental liability or basis therefor for which adequate reserves have not been established.

          (g) The Guarantor and each of the Restricted Subsidiaries is in compliance with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over any such Person, the conduct of its business, the use of its properties and assets and all Premises occupied by it, failure to comply with which could, singly or in the aggregate with all other such failures, have a Material Adverse Effect. Without limiting the foregoing, the Guarantor and each of the Restricted Subsidiaries has all the required franchises, licenses, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used or as proposed to be conducted, owned and used; provided that no representation is made herein as to any such franchise, license, permit, certificate or authorization if the failure to have same could not, singly or in the aggregate with all other such failures, have a Material Adverse Effect. Neither the Guarantor nor any such Restricted Subsidiary has received any notice not heretofore complied with from any federal, state or local authority or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply in any material respect with any applicable law, ordinance, regulation, building or zoning law or any other requirement of any such authority or body. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution or delivery of, or for the performance by the Guarantor of any of its obligations under, this Agreement or any other instrument provided for or contemplated by this Agreement.

          (h) Neither the Guarantor nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System. The Guarantor is primarily engaged in the business of manufacture and sale of MRI components and systems and providing servicing of equipment for the MRI industry. The Guarantor is not an "investment company" nor the "affiliate" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

          (i) The Guarantor and each Subsidiary of the Guarantor has good and marketable title to all assets now carried on its books, including those reflected in its financial statements referred to in Subsection 4.01(j) or acquired since the date of such statements, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as permitted under Subsection 5.02(b). The Guarantor and each Subsidiary of the Guarantor enjoys peaceful and undisturbed possession under all material leases under which it is operating, and all of such leases are valid and subsisting and in full force and effect.

          (j) The financial statements of the Guarantor for its fiscal year ended December 31, 1994 and for the fiscal quarters ended March 31, 1995 and June 30, 1995, each heretofore delivered to the Bank, fairly present the financial condition of the Guarantor as at the dates thereof and for the periods covered thereby, subject, as to interim statements, to normal year-end audit adjustment (which is not expected to be material) and to the absence of footnotes. Said financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the relevant periods, subject, as to interim statements, to normal year-end audit adjustment (which is not expected to be material) and to the absence of footnotes. Neither the Guarantor nor any of the Restricted Subsidiaries has any liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that could materially adversely affect the financial condition of the Guarantor.

          (k) The Guarantor and each of the Restricted Subsidiaries owns or has a valid right to use all of the patents, licenses, copyrights, trademarks, service marks, trade names and franchises ("Intellectual Property") now being used or necessary to conduct its business, all of which are described on Exhibit A hereto (including, in each case, the owner of such Intellectual Property). None of the Intellectual Property owned by the Guarantor or any Restricted Subsidiary is represented by a registered patent, copyright, trademark or other federal or state registration, except as set forth on Exhibit A hereto. The conduct of the respective businesses of the Guarantor and the Restricted Subsidiaries, as now operated, does not conflict with valid patents, licenses, copyrights, trademarks, service marks, trade names or franchises of others in any manner that could have a Material Adverse Effect.

          (l) No employee pension benefit plan maintained by the Guarantor or any Subsidiary of the Guarantor or in which employees of the Guarantor or any Subsidiary of the Guarantor participate has any accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor does the Guarantor or any Subsidiary of the Guarantor have any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under ERISA (or any successor thereto) in connection with any employee pension benefit plan (or other class of benefit which the PBGC has elected to insure), and there have been no "reportable events" or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and
     Section 4975 of the Internal Revenue Code of 1986, as amended, respectively. Except as listed on Exhibit E hereto, neither the Guarantor nor any Restricted Subsidiary maintains any profit-sharing, retirement, deferred compensation, ESOT, stock bonus, stock option or similar benefit plan for any officers or employees. Said Exhibit E also sets forth all employment agreements, management contracts and other written agreements with any managers and/or executive officers to which the Guarantor or any Restricted Subsidiary is a party.

          (m) The chief executive offices of the Guarantor are located at One Executive Park, Fort Lee, NJ 07024 and the principal place of business of the Guarantor is located at 46 Jonspin Road, Wilmington, MA 01887. The Guarantor conducts business under no trade name other than its corporate name.

          (n) All offices, warehouses, sales offices and other business locations maintained at the date hereof by the Guarantor are listed on Exhibit F hereto. The Guarantor maintains books and records relating to Receivables and other intangible Collateral only at the Guarantor's chief executive offices described in Subsection 4.01(m) above, except that certain records may be located at the Guarantor's office at One Executive Park, Fort Lee, NJ 07024. At the date hereof, the Guarantor maintains Inventory, machinery and/or equipment only at the locations shown on Exhibit F hereto. As to any items of the Collateral which are or are to become fixtures, the premises described on Exhibit F constitute the real estate concerned. Said Exhibit F discloses the record owners of each such premises.

          (o) To the best knowledge of the Guarantor, none of the executive officers of the Guarantor or of any Restricted Subsidiary is subject to any agreement in favor of anyone other than the Guarantor or such Restricted Subsidiary which limits or restricts that person's right to engage in the type of business activity conducted or proposed to be conducted by the Guarantor or such Restricted Subsidiary or to use therein any property or confidential information or which grants to anyone other than the Guarantor or such Restricted Subsidiary any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer.

          (p) Neither the Guarantor nor any Restricted Subsidiary is now a party to any contract or agreement, the terms of which now have or, as far as can be reasonably foreseen, may have a Material Adverse Effect.

          (q) Neither this Agreement, nor the financial statements referred to herein, nor any certificate delivered pursuant to this Agreement, nor any other agreement, document, certificate or written statement furnished to the Bank by or on behalf of the Guarantor in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the special knowledge of any of the executive officers of the Guarantor which has not been disclosed herein or in writing by them to the Bank and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, have a Material Adverse Effect.

          (r) The Merger has been duly consummated in accordance with the Merger Agreement dated May 2, 1995 (a copy of which has heretofore been provided by the Guarantor to the Bank) and in compliance with all applicable laws.

          (s) After giving effect to the Merger and the transactions contemplated thereby and to the extension of financial accommodations contemplated by this Agreement, the Guarantor (A) is and will be able to pay its debts as they become due, (B) has and will have funds and capital sufficient to carry on its business as now conducted or as contemplated to be conducted, (C) owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due, and (D) is not insolvent and will not be rendered insolvent as determined by applicable law.


                                      ARTICLE V

                                      COVENANTS

          Section 5.01.  Affirmative Covenants Other Than Reporting
                         ------------------------------------------
     Requirements.  Without limiting any other covenants and provisions hereof,
     ------------
     the Guarantor covenants and agrees that so long as any Guaranteed Obligation is outstanding or any obligation of the Guarantor to the Bank, under this Agreement or otherwise, remains unpaid:

          (a) The Guarantor will pay and discharge (and will cause each of the Restricted Subsidiaries to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or them, or upon its or their income or profits, or upon any properties belonging to it or them, prior to the date on which penalties or interest would attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Guarantor or any of the Restricted Subsidiaries; provided that neither the Guarantor nor any such Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings which serve as a matter of law to stay the enforcement of any remedy of the taxing authority or claimant and as to which the Guarantor or the Restricted Subsidiary concerned, as the case may be, shall have set aside on its books adequate reserves (or, if such enforcement is not so stayed as a matter of law, a surety bond, satisfactory to the Bank as to amount, terms and the identity of the surety, shall have been delivered to the Bank). The Guarantor will pay (and will cause each of its Restricted Subsidiaries to pay) in a timely manner, all material lease obligations, trade debt and purchase money obligations, other than any such lease obligations, trade debt and purchase money obligations which the Guarantor or the relevant Restricted Subsidiary (as the case may be) is contesting in good faith, with adequate reserves having been established, under circumstances in which no material asset or interest of the Guarantor or such Restricted Subsidiary would be jeopardized. The Guarantor will fully, faithfully and punctually perform and fulfill (and will cause each of its Restricted Subsidiaries fully, faithfully and punctually to perform and fulfill) all material covenants and agreements under any leases of real estate, agreements relating to purchase money debt, equipment leases and other material contracts, other than any such covenants and agreements which the Guarantor or the relevant Restricted Subsidiary (as the case may be) is contesting in good faith, with adequate reserves having been established, under circumstances in which no material asset or interest of the Guarantor or such Restricted Subsidiary would be jeopardized.

          (b) The Guarantor will maintain (and will cause each of the Restricted Subsidiaries to maintain), with responsible and reputable insurance companies or associations reasonably satisfactory to the Bank, insurance in such amounts and covering such risks as are typically insured by similar businesses (and any such other insurance as the Bank may reasonably request from time to time), but in any event in amounts sufficient to prevent the Guarantor or any such Restricted Subsidiary from becoming a coinsurer. Without limiting the foregoing, the Guarantor will keep the Collateral fully insured against fire, lightning and extended coverage perils and against such other risks as the Bank may from time to time reasonably require, in an amount at least equal to the full insurable value of the Collateral and in any event not less than the amount necessary to avoid co-insurance. Insurance at any one location may be "blanket" with insurance at other locations and insurance of the Guarantor and any Restricted Subsidiary may be blanket with insurance of other Restricted Subsidiaries. In addition, the Guarantor shall procure and maintain general liability insurance with minimum limits of not less than $5,000,000. The Guarantor shall also procure and maintain workmen's compensation insurance, employer liability and other insurance as required by law. The Guarantor will also maintain comprehensive automobile liability insurance covering all motor vehicles owned or leased by it, with combined limits of not less than $1,000,000 for bodily injury and $500,000 for property damage. The Guarantor will also maintain (and will cause each of the Restricted Subsidiaries to maintain) (i) business interruption insurance in amounts satisfactory to the Bank covering all material business operations of the Guarantor and each such Restricted Subsidiary and (ii) product liability insurance to the extent reasonably requested by the Bank. All insurance herein provided for shall be in such form and written by such companies as may from time to time be reasonably approved by the Bank. The Guarantor will assign and deliver to the Bank duplicate original copies or certificates for all policies of casualty insurance, as collateral and further security for the obligations of the Guarantor herein contained, with the Bank named as first loss payee with respect to all property in which it holds a security interest (except that the Bank may be named as second loss payee with respect to any property as to which the Bank holds a security interest subject to another Person's prior security interest which is permitted under this Agreement). All policies of insurance shall contain a provision forbidding cancellation of such insurance either by the carrier or by the insured until at least 30 days after written notice of the proposed cancellation is given to the Bank; and whenever any insurance is to expire for any reason, the Guarantor will deliver to the Bank, at least 30 days prior to such expiration, a renewal or replacement policy, complying with all of the conditions of this Subsection. In addition, the Guarantor will obtain an endorsement with respect to all such policies indicating that, solely as to the Bank, the insurance shall not be impaired or invalidated by reason of any act or neglect of the named insured or any subsequent owner of any of the property insured. Any insurance proceeds received by the Bank may, at the option of the Bank, either (i) be applied to the payment or prepayment of any obligations of the Guarantor and/or the Borrower to the Bank or (ii) be transmitted in whole or in part to the owner of the property damaged or destroyed for the purpose of repairing or replacing the same; provided that insurance proceeds so received as proceeds of business interruption insurance or with respect to damage to or destruction of any equipment will (provided that no Event of Default has then occurred and is then continuing) be released to the Guarantor. Any insurance proceeds received by the Bank with respect to damage to or destruction of any equipment on which it holds a security interest that are released to the Guarantor by the Bank shall be used by the Guarantor to repay any outstanding capital financing of such damaged or destroyed equipment and to repair or replace the damaged or destroyed equipment, with the Bank to receive its same priority security interest in the repaired and/or replacement equipment.

          (c) The Guarantor will preserve and maintain (and will cause each of the Restricted Subsidiaries to preserve and maintain) its corporate existence, rights, franchises and privileges and remain in good standing in the jurisdiction of its incorporation. The Guarantor will remain qualified and in good standing in Massachusetts and will qualify and remain qualified (and will cause each of the Restricted Subsidiaries to qualify and remain qualified and in good standing) in each other jurisdiction in which it maintains a plant, warehouse or office and in each other jurisdiction in which the failure so to qualify could have a Material Adverse Effect.

          (d) The Guarantor will comply (and will cause each of the Restricted Subsidiaries to comply) with the requirements of all applicable laws (including, without limitation, laws relating to environmental protection), rules, regulations and the orders of any court or other tribunal or governmental or administrative authority or agency applicable to it or to its business, property or assets, all to the extent that failure to comply with any such laws, rules, regulations or orders could, singly or in the aggregate with all other such failures, have a Material Adverse Effect.
     The Guarantor will obtain and maintain (and will cause each of the Restricted Subsidiaries to obtain and maintain) all licenses, permits and permissions relating to its properties or business, failure to obtain or maintain which could, singly or in the aggregate with all other such failures, have a Material Adverse Effect.

          (e) At any reasonable time and from time to time (and at any time and as frequently as the Bank requests following the occurrence and during the continuance of an Event of Default), the Guarantor will permit (and will cause each of the Restricted Subsidiaries to permit) the Bank and any agents or representatives thereof to inspect and examine Collateral, wherever located, and to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Guarantor and each of the Restricted Subsidiaries, and to discuss the affairs, finances and accounts of the Guarantor and any such Restricted Subsidiary with any of their respective managers, officers or directors and independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this Subsection 5.01(e). The Guarantor will, upon request, arrange for the Bank to have access to (and facilities for obtaining copies of) all electronically stored data and all papers and files of any kind relating to Receivables of the Guarantor.

          (f) The Guarantor will keep proper and complete records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied reflecting all financial transactions of the Guarantor and its Subsidiaries. All financial statements submitted to the Bank under this Agreement will be prepared in accordance with generally accepted accounting principles consistently applied, except that interim statements will be subject to normal year-end audit adjustment (not to be material) and to the absence of footnotes.

          (g) The Guarantor will maintain and preserve (and will cause each of the Restricted Subsidiaries to maintain and preserve) all of their respective properties necessary or useful in the proper conduct of their respective businesses in good working order and condition (subject to ordinary wear and tear), making all necessary repairs thereto and replacements thereof; provided that neither the Guarantor nor any Restricted Subsidiary will be deemed to be in default under this Subsection 5.01(g) by reason of any damage by fire or other casualty so long as the Guarantor (or such Restricted Subsidiary, as the case may be) repairs and/or replaces the damaged property as promptly as reasonably practicable.

          (h) The Guarantor will maintain experienced and competent professional senior management with respect to its business and properties and with respect to the Restricted Subsidiaries.

          (i) The Guarantor will continue to conduct (and will cause each of the Restricted Subsidiaries to continue to conduct) in the ordinary course, the business in which each of them is presently engaged. Neither the Guarantor nor any of such Restricted Subsidiaries will, without the prior written consent of the Bank, directly or indirectly enter into any lines of business, businesses or ventures outside of the lines of business conducted by the Guarantor at the date hereof.

          (j) For each fiscal year, the Guarantor and its Subsidiaries will achieve an annual consolidated Adjusted Net Income of at least $1.00. As used herein, "Adjusted Net Income" of the Guarantor for any period means the sum of: (1) the consolidated Net Income (or consolidated Net Loss, expressed as a negative number) of the Guarantor for such period, plus
                                                                       ----
     (2) the amount, if any, representing amortization of goodwill arising from the Merger which was actually deducted on the consolidated books of the Guarantor in computing the Guarantor's consolidated Net Income (or consolidated Net Loss, as the case may be) for such period, plus (3) as to
                                                                 ----
     the computation of Adjusted Net Income for fiscal 1995 only, that amount which represents legal, accounting, printing and other actual expenses of the Merger (not to exceed $1,500,000 in the aggregate) which were incurred by the Borrower and actually deducted on the consolidated books of the Guarantor in computing the Guarantor's consolidated Net Income (or consolidated Net Loss, as the case may be) for the relevant period.

          (k) The Guarantor will maintain at all times consolidated Tangible Net Worth of the Guarantor and Subsidiaries which will never be less than the following: on September 30, 1995 and at all times thereafter through and including September 29, 1996 - not less than $4,000,000; on September 30, 1996 and at all times thereafter through and including September 29, 1997 - not less than $6,000,000; on September 30, 1997 and at all times thereafter through and including September 29, 1998 - not less than $8,000,000; and on September 30, 1998 and at all times thereafter - not less than $10,000,000.

          (l)  The Guarantor will maintain at all times a ratio of
     (x) consolidated Current Assets of the Guarantor and Subsidiaries to
     (y) consolidated Current Liabilities of the Guarantor and Subsidiaries, which ratio will never be less than 1.2 to 1.

          (m) At all times from the date hereof to March 1, 1996, the Guarantor and the Borrower will maintain aggregate cash and cash-equivalents held in the name and under the control of the Borrower or the Guarantor totalling not less than $6,000,000.

          (n) Within 60 days after the date hereof, the Guarantor will establish with the Bank, and will thereafter maintain with the Bank (and cause each of its Restricted Subsidiaries to maintain), its principal operating and deposit accounts.

          (o) In order to induce the Bank to enter into the Loan Agreement and to make Loans thereunder to the Borrower, the Guarantor is paying to the Bank, as a non-refundable closing fee, the amount of $225,000, of which $100,000 has been paid previously and $125,000 is being paid at the date hereof.

          Section 5.02.  Negative Covenants.  Without limiting any other
                         ------------------
     covenants and provisions hereof, the Guarantor covenants and agrees that, so long as any Guaranteed Obligation is outstanding or any obligation of the Guarantor to the Bank, under this Agreement or otherwise, has not been fully performed:

          (a) The Guarantor will not create, incur, assume or suffer to exist (nor permit any of the Restricted Subsidiaries to create, incur, assume or suffer to exist) any Indebtedness, except for:

              (i) Indebtedness owed to the Bank, including, without limitation, Indebtedness arising out of this Agreement;

             (ii) Indebtedness of the Guarantor or any such Restricted Subsidiary for taxes, assessments and governmental charges or levies, to the extent payment thereof shall not at the time be required under Subsection 5.01(a) above;

            (iii) unsecured current liabilities of the Guarantor or any such Restricted Subsidiary (other than for money borrowed or for the deferred purchase price of property) incurred upon customary terms in the ordinary course of business and unsecured advances or progress payments under contracts incurred on customary terms in the ordinary course of business;

             (iv) purchase money Indebtedness and capital lease financing owed to vendors or lessors of equipment used in the business of the Guarantor or any of the Restricted Subsidiaries, such purchase money Indebtedness not to exceed $500,000 in aggregate principal amount incurred per fiscal year of the Guarantor;

              (v) Subordinated Debt hereafter incurred by the Guarantor; but only if the Bank has given its prior written consent to the financial terms and the subordination provisions of such Subordinated Debt;

             (vi) other Indebtedness existing at the date hereof, but only to the extent set forth on Exhibit G hereto; and

            (vii) and guaranties expressly permitted pursuant to Subsection 5.02(c) below.

          (b) The Guarantor will not create, incur, assume or suffer to exist (nor permit any of the Restricted Subsidiaries to create, incur, assume or suffer to exist) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to:

              (i) liens for taxes, assessments or governmental charges or levies on property of the Guarantor or any of the Restricted Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement of any remedies of the taxing authorities and as to which adequate reserves have been made (or, if such enforcement is not stayed as a matter of law, a surety bond satisfactory to the Bank as to amount, terms and the identity of the surety has been delivered to the Bank);

             (ii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made (or, if such enforcement is not stayed as a matter of law, a surety bond satisfactory to the Bank as to amount, terms and the identity of the surety has been delivered to the Bank);

            (iii) pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

             (iv) liens existing on the date hereof to the extent listed on Exhibit G hereto;

              (v) liens securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds arising in the ordinary course of business;

             (vi) zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

            (vii) capital leases and liens securing the purchase price of property (to the extent such capital leases and purchases are permitted by clause (iv) of Subsection 5.02(a) above), provided that
                                                                 --------
          each such lien is given solely to secure the purchase price of such property, does not extend to any other property and is given at the time of the acquisition of such property; and

           (viii)  liens in favor of the Bank.

          (c) The Guarantor will not assume, guarantee, endorse or otherwise become directly or contingently liable (nor permit any of the Restricted Subsidiaries to assume, guarantee, endorse or otherwise become directly or contingently liable), including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss, in connection with any Indebtedness of any other Person, except (i) guaranties by endorsement for deposit or collection in the ordinary course of business, (ii) any guaranty in favor of the Bank and (iii) any guaranty given by the Guarantor with respect to any purchase money Indebtedness or capital lease financing hereafter incurred by the Borrower or any Subsidiary, so long as the incurrence of such purchase money Indebtedness or capital lease financing is expressly permitted pursuant to clause (iv) of Subsection 5.02(a) above or by clause
     (iv) and (vii) of Subsection 7.02(a) of the Loan Agreement and provided that the Guarantor shall provide notice to the Bank of any guaranty given pursuant to this Subsection 5.02(c)(iii).

          (d) Except as otherwise provided in the second sentence of this Subsection, the Guarantor will not liquidate or dissolve, or merge or consolidate with any other Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any item or items material to its business (whether now owned or hereafter acquired) included in the assets of the Guarantor (nor will the Guarantor permit any of the Restricted Subsidiaries to do any of the foregoing), except that the Guarantor and the Restricted Subsidiaries may sell or dispose of property through (i) sales of Inventory in the ordinary course of business, (ii) disposal of worn out or obsolete equipment in the ordinary course of business, (iii) sale or disposal in any one fiscal year of items aggregating not more than five (5%) percent of the consolidated Tangible Net Worth of the Guarantor measured as at the beginning of such year and (iv) permitted sales of common stock of AMS, if any, under the Pledge Agreement between the Guarantor and the Bank of even date herewith. Notwithstanding the foregoing, (i) any Restricted Subsidiary may be merged into the Guarantor provided that no Event of Default has occurred and is then continuing, (ii) any Restricted Subsidiary may be merged into any other Restricted Subsidiary and (iii) the Guarantor's percentage ownership of AMS may be reduced due to the forfeiture of certain shares of common stock of AMS presently held in escrow. Neither the Guarantor nor any of the Restricted Subsidiaries will make any Acquisition without the prior written consent of the Bank.

          (e) The Guarantor will not sell, assign, factor or dispose in any way of any of its Receivables or other rights to payment, with or without recourse, except for assignment for collection in the ordinary course of business, nor will the Guarantor permit any of the Restricted Subsidiaries to do any of the foregoing.

          (f) The Guarantor will not make or maintain, nor permit any of the Restricted Subsidiaries to make or maintain, any loan or advance to any Person, or purchase or otherwise acquire, or permit any of the Restricted Subsidiaries to purchase or otherwise acquire, the capital stock, assets comprising the business of, or obligations of, or any interest in, any Person, except the following investments by the Guarantor or any such Restricted Subsidiary:

              (i) readily marketable evidences of indebtedness issued or guaranteed by the United States of America which have a maturity of not more than one year from the date of acquisition;

             (ii) dollar-denominated certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by the Bank or by any other commercial bank organized in the United States, provided in the case of such other bank that such other bank has capital and surplus of at least $1,000,000,000 and has long-term debt with a rating of investment grade or better by Standard & Poor's Corporation and/or Moody's Investors Service, Inc.; and interest-bearing accounts in the Bank or in any such other bank;

            (iii)  commercial paper rated A-1/P-1 or better;

             (iv) travel advances, advances for moving and relocation expenses and similar advances to employees in the ordinary course of the Guarantor's business; and

              (v) investments by the Guarantor or any Restricted Subsidiaries in, and loans and advances by the Guarantor to, any Subsidiary or joint venture to the extent disclosed on Exhibit H hereto;

          Nothing contained in this Subsection 5.02(f) shall permit the Borrower or any other Person to use, directly or indirectly, proceeds of any Loan for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation U.

          (g) The Guarantor will not establish (nor permit any of its Subsidiaries to establish) any new pension or defined benefit plan or modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service, without the advance consent of the Bank to the amount of the aggregate past service liability thereby created.

          (h) The Guarantor will not waive (nor permit any of the Restricted Subsidiaries to waive) any debt or claim, except in the ordinary course of its business.

          (i) The Guarantor will not make, directly or indirectly, any optional or voluntary prepayment or purchase of Subordinated Debt, nor make any payment of any Subordinated Debt except to the extent expressly permitted in the Subordination Agreement relating thereto. The Guarantor will not at any time make any payment on account of principal of and/or interest on any Subordinated Debt unless at the time of such payment (and after giving effect to any such payment of principal and/or interest) no Default nor any Event of Default shall have occurred and be continuing.

          (j) The Guarantor will not remove (nor permit to be removed) from the Premises listed on Exhibit F any books or records relating to Receivables or other intangible Collateral of the Guarantor nor remove therefrom any tangible Collateral (other than Inventory sold to customers in the ordinary course of the Guarantor's business) until after receipt of a certificate from the Bank, signed by an officer thereof, stating that the Bank has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted or intended to be granted herein.

          (k) The Guarantor will not move its chief executive offices or principal place of business from the address described in Subsection 4.01(m) nor change its name or identity nor use any trade name or trade style other than its corporate name nor make or suffer to be made any change in its corporate structure until, in each case, after receipt of a certificate from the Bank, signed by an officer thereof, stating that the Bank has, to its satisfaction, obtained all documentation that it deems necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted or intended to be granted herein.

          (l) The Guarantor will not, without the prior written consent of the Bank, declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders; provided that the Guarantor may redeem shares of its common stock and repurchase warrants which had been issued by the Guarantor in connection with the Merger so long as (i) at the time of any such redemption or repurchase (and after giving effect thereto) no Default nor any Event of Default shall have occurred and be continuing, and (ii) the aggregate amount expended for all such redemptions and repurchases shall not exceed $100,000 per fiscal year of the Guarantor.

          (m) Neither the Guarantor nor any of the Restricted Subsidiaries will become a member of any partnership or joint venture in which another entity has the ability to incur any Indebtedness on behalf of the Guarantor or such Restricted Subsidiary or to commit any assets of the Guarantor or such Restricted Subsidiary without the consent of the Guarantor or such Restricted Subsidiary, as the case may be.

          (n) The Guarantor will not enter into (nor permit any of the Restricted Subsidiaries to enter into) any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any present or former Affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to the Guarantor or such Restricted Subsidiary, as the case may be, than would be obtained in a comparable arms'-length transaction with any Person not an Affiliate. As used herein, "Affiliate" of any entity means any officer or director of such entity or any Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such entity, or any Person which beneficially owns or holds five (5%) percent or more of any class of equity securities of such entity. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

          (o) The Guarantor will not dispose of (nor permit any of its Subsidiaries to dispose of) any hazardous material or oil on any Premises of the Guarantor or any such Subsidiary; nor shall the Guarantor store or suffer or permit to exist on any Premises of the Guarantor or any such Subsidiary any hazardous material or oil, nor transport or arrange the transport of (nor permit any such Subsidiary to transport or arrangement the transport of) any hazardous material or oil, except under valid permits and licenses and otherwise in compliance with all applicable laws and regulations. The Guarantor shall provide the Bank with prompt written notice of (i) any release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Guarantor or any such Subsidiary and (ii) any incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Guarantor or any such Subsidiary may be liable. As used herein, the terms "hazardous material" and "oil" have the respective meanings ascribed to such terms in Mass. Gen. Laws, Ch. 21E and shall also be deemed to include any similar terms in any comparable statute in any other relevant jurisdiction.

          (p) The Guarantor will not suffer or permit to exist any circumstance in which the Borrower is not a wholly-owned Subsidiary of the Guarantor or in which equity ownership in any entity which is a Subsidiary of the Guarantor at the date hereof changes from that shown on Exhibit B hereto, except as the Guarantor's ownership of AMS may be decreased by the forfeiture of certain shares presently held in escrow.

          (q) Neither the Guarantor nor any of the Restricted Subsidiaries will make any material change in the nature of its business as carried on the date hereof. The Guarantor will not change its fiscal year or accounting principles or methods of applying same except as hereinafter provided in this Subsection 5.02(q). The Guarantor is presently considering a change in its fiscal year from a year ending December 31 to a year ending September 30. Prior to effecting any such change in fiscal year or any change in accounting treatment or classification as to any accounts of the Guarantor and/or any of its Subsidiaries, the Guarantor will notify the Bank of same in writing and will execute and deliver any amendment to this Agreement which the Bank may reasonably deem necessary or desirable in order to preserve unimpaired the rights of the Bank and the obligations of the Guarantor under this Agreement.

          (r) The Guarantor will not write up (by creating an appraisal surplus or otherwise), nor permit any of its Subsidiaries to write up, the value of any assets of the Guarantor or such Subsidiary above their cost to the Guarantor or such Subsidiary, as the case may be, less the depreciation regularly allowable thereon.

          Section 5.03.  Reporting Requirements.  So long as any Guaranteed
                         ----------------------
     Obligation shall be outstanding or any other obligation of the Guarantor to the Bank, under this Agreement or otherwise, shall remain unpaid, the Guarantor shall furnish to the Bank:

          (a) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Guarantor (or within such longer period, not to exceed in any event 50 days after the end of the relevant fiscal quarter, as the Securities and Exchange Commission may allow for filing of the Guarantor's Quarterly Report on Form 10-Q for the fiscal quarter in question), consolidated and consolidating balance sheets of Guarantor and Subsidiaries (including the Borrower) as at the end of such fiscal quarter and consolidated and consolidating statements of income and cash flow for the Guarantor and Subsidiaries (including the Borrower) for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by the chief financial officer of the Guarantor as having been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustment and the absence of footnotes.

          (b) As soon as available and in any event within 90 days after the end of each fiscal year of the Guarantor (or within such longer period, not to exceed in any event 120 days after the end of the relevant fiscal year, as the Securities and Exchange Commission may allow for the filing of the Guarantor's Annual Report on Form 10-K for the fiscal year in question), a copy of the Guarantor's annual audit report for such fiscal year, including therein consolidated and consolidating balance sheets of the Guarantor and Subsidiaries (including the Borrower) as at the end of such fiscal year and consolidated and consolidating statements of income and retained earnings and consolidated and consolidating statements of cash flow for the Guarantor and Subsidiaries (including the Borrower) for such fiscal year (and including statements showing the results of the Guarantor and the Borrower for the fourth quarter of such fiscal year of the Guarantor). The annual consolidated statements shall be certified by independent certified public accountants selected by the Guarantor and reasonably acceptable to the Bank in such form as is generally recognized as "unqualified". Each of the annual financial statements submitted under this Subsection shall be accompanied by a statement of the independent certified public accountants stating whether in the course of their examination (which shall include a review of this Agreement) they became aware of the existence as at the end of the fiscal year covered by such financial statements of any event, transaction, occurrence or state of affairs which would contravene or violate any of the covenants or agreements contained in this Agreement and, if their examination has disclosed any such event, transaction, occurrence or state of affairs, specifying the nature and period of the existence thereof. Said accountants shall also state that they have examined the certificate of the chief financial officer submitted with the annual statements of the Guarantor and referred to in Subsection 5.03(c) below and that their examination has not disclosed the existence of anything contrary to the matters set forth in such certificate. Such accountants' statement shall also include a schedule setting forth the computations necessary to determine compliance, as at the relevant fiscal year-end, with each of Subsections 5.01(j), 5.01(k), 5.01(l) and 5.01(m) of this Agreement.

          (c) At the time of delivery of each annual statement of the Guarantor and at the time of delivery of the quarterly statement for the first, second and third fiscal quarters of each fiscal year for the Guarantor, a certificate executed by the chief financial officer of the Guarantor stating that he has reviewed this Agreement and has no knowledge of any default by the Guarantor in the performance or observance of any of the provisions of this Agreement or, if he has such knowledge, specifying each such default and the nature thereof, which certificate shall be accompanied by a statement of such chief financial officer setting forth in detail the computations necessary to determine compliance with the covenants contained in Subsections 5.01(j), 5.01(k), 5.01(l) and 5.01(m).

          (d) Together with the quarterly financial statements described in Subsection 5.03(a) above, schedules of Inventory and Receivables (including agings) of the Guarantor in such detail as shall be reasonably satisfactory to the Bank, such schedules to be certified as accurate by the chief financial officer of the Guarantor.

          (e) Prior to the end of each fiscal year of the Guarantor, a forecast for the next following fiscal year for the Guarantor, setting forth on a quarterly basis projections as to balance sheets, income statements and cash flow statements, all in such detail as will be reasonably satisfactory to the Bank.

          (f) As soon as possible and in any event within five (5) Business Days after the occurrence of each Default or Event of Default, the statement of the Guarantor setting forth details of such Default or Event of Default and the action which the Guarantor proposes to take with respect thereto.

          (g) As soon as possible and in any event within five (5) Business Days after the commencement thereof, notice of all actions, suits, proceedings and investigations by or before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Guarantor or any of its Subsidiaries, excluding, however, any such action, suit, proceeding or investigation in which an adverse determination could not have a Material Adverse Effect.

          (h) Promptly after receipt, a copy of all audits or reports submitted to the Guarantor by independent public accountants in connection with any annual, special or interim audits of the books of the Guarantor and any letter of comments directed by such accountants to the management of the Guarantor.

          (i) As soon as possible and in any event within 30 days after the Guarantor knows or has reason to know that any event has occurred which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any employee pension or other benefit plan in which employees of the Guarantor or of any Subsidiary of the Guarantor participate, or that the PBGC or the Guarantor or any Subsidiary of the Guarantor has instituted or will institute proceedings under such Title to terminate such plan, a certificate of the chief financial officer of the Guarantor setting forth details as to such termination or other reportable event and the action which the Guarantor proposes to take with respect thereto, together with a copy of any notice of such reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings, or any notice to the PBGC that the plan is to be terminated, as the case may be.

          (j) A copy of each registration statement and each periodic or current report filed by the Guarantor with the Securities and Exchange Commission (the "SEC") or any successor agency (other than routine updating filings relating to employee benefit plans) and each annual report, proxy statement and other communication sent to shareholders or other securityholders generally, such copy to be provided to the Bank promptly upon such filing with the SEC or such communication with shareholders or securityholders, as the case may be.

          (k) Promptly upon applying for, or being granted, a federal or state registration for any copyright, trademark or patent or purchasing any registered copyright, trademark or patent, written notice to the Bank describing same, together with all such documents as the Bank may prepare and reasonably request the Guarantor to execute in order to give the Bank a fully perfected first priority security interest in each such copyright, trademark or patent.

          (l) Promptly after the Guarantor has knowledge thereof, written notice of:

              (i) termination or potential termination of any consent, license, permit or franchise material to the conduct of the business of the Guarantor or of any of its Subsidiaries or the ownership of its or their property and assets;

             (ii) any material loss, damage or destruction to or of any property or assets of the Guarantor or of any of its Subsidiaries (regardless of whether the same is covered by insurance);

            (iii) any material controversy with employees of the Guarantor or of any of its Subsidiaries or with any labor organization; and

             (iv) any other material development adversely affecting the Guarantor, any of its Subsidiaries or their respective businesses, properties, assets or conditions, financial or otherwise.

          (m) Promptly upon the occurrence of any change in any of the present executive officers or directors of the Guarantor, all of whom are listed on
     Exhibit I hereto, a notice of such change.

          (n) Such other information respecting the financial condition, operations, Inventory and Receivables of the Guarantor and/or any of its Subsidiaries as the Bank may from time to time reasonably request.

                                      ARTICLE VI

                              FURTHER RIGHTS OF THE BANK

          Section 6.01.  Furnishing Information.  The Guarantor will, at the
                         ----------------------
     Bank's request, deliver confirmatory written assignments of Receivables, but the failure to execute or deliver any such assignment shall not affect or limit the security interest of the Bank in any Receivable. Together with each such assignment, if the Bank so requests, the Guarantor will furnish to the Bank copies of invoices to customers or the equivalent and original shipping or delivery receipts for merchandise sold. The Guarantor shall promptly make, stamp or record such entries or legends on the Guarantor's books and records or on any of the Collateral as the Bank shall reasonably request from time to time to indicate that the Bank has a security interest in such Collateral.

          Section 6.02.  Returns; Disputes.  Upon the occurrence and during the
                         -----------------
     continuance of any Event of Default, the Bank may settle or adjust disputes or claims directly with customers or account debtors for amounts and upon terms which it considers advisable. In all cases, the Guarantor's account will be credited only with amounts actually received by the Bank. Whenever the Guarantor has received collateral of any kind or nature by reason of transactions between itself and its customers or account debtors, it will hold the same on the Bank's behalf, subject to the Bank's instructions, and as property forming part of the Receivables.

          Section 6.03.  Collections.  After the occurrence and during the
                         -----------
     continuance of any Event of Default, the Bank or its designee may at any time notify customers or account debtors of the Bank's security interest in Receivables, collect the same directly, and charge the reasonable collection costs and expenses to the Guarantor's account. Whenever the Bank deems it desirable that any legal or other action be instituted in order to effectuate collection of any Receivable, the Bank may at its option reassign any such Receivable to the Guarantor (and any such reassignment shall be deemed to be without recourse to the Bank in any event) and require the Guarantor to proceed with such legal or other action at the Guarantor's sole liability, cost and expense, in which event all amounts collected by the Guarantor on such Receivable shall nevertheless be subject to the this Agreement.

          Section 6.04.  Further Assurances.  The Guarantor shall do all things
                         ------------------
     and deliver all instruments reasonably requested by the Bank to protect or perfect any security interest granted or intended to be granted hereunder. If the Guarantor fails promptly to comply with any such request, or if any Event of Default shall have occurred and be continuing, the Guarantor hereby authorizes the Bank to execute, in the name or on behalf of the Guarantor, any financing statements or other document or instrument that the Bank may require to perfect, protect or establish any security interest or lien interest to which the Bank may be then entitled hereunder and further authorizes the Bank to sign the Guarantor's name on the same. The Guarantor appoints (but only for the purposes of protecting the Bank's interests) such Person or Persons as the Bank may designate as the attorney-in-fact of the Guarantor with the power (after the occurrence and during the continuance of an Event of Default) to endorse the name of the Guarantor on any checks, notes, drafts or other forms of payment or security relating to any Collateral that may come into the possession of the Bank; to sign the name of the Guarantor on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules; to demand, collect, receive payment of, receipt for, settle, compromise or adjust and give discharges and releases in respect of the Receivables or any of them; to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Receivables or any of them and to enforce any other rights in respect thereof or in respect of the goods which have given rise thereto; to defend any suit, action or proceeding brought against the Guarantor in respect of any Receivables or the goods which have given rise thereto; to settle, compromise or adjust any suit, action or proceeding hereinbefore described and, in connection therewith, to give such discharges or releases as the Bank may deem appropriate; to notify the U.S. Postal Service authorities to change the address for delivery of mail to an address designated by the Bank and to open and dispose of mail addressed to the Guarantor and, generally, to do all things necessary to carry out the intent of this Agreement. This power, being coupled with an interest, is irrevocable, and the Guarantor approves all acts of such attorney-in-fact. The powers conferred on the Bank by this Section are solely to protect the interests of the Bank and shall not impose any duty upon the Bank to exercise any such power, and neither the Bank nor any such attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law, except for its actual wilful misconduct or bad faith. The Bank shall have no duty as to the collection or protection of any Collateral and shall have no duty as to the preservation of rights pertaining thereto, except as provided by applicable law.

                                     ARTICLE VII

                                 DEFAULT AND REMEDIES
                                 --------------------


          Section 7.01.  Events of Default.  An Event of Default will be deemed
                         -----------------
     to have occurred under this Agreement upon the occurrence of any one or more of the following:

            (i) The Guarantor shall fail to make any monetary payment due the Bank hereunder when due; or

           (ii) Any representation or warranty of the Guarantor contained herein shall at any time prove to have been incorrect in any material respect when made; or

          (iii) The Guarantor shall fail to perform or observe any obligation or agreement contained in any of Subsections 5.01(a) (first sentence only), (b), (c)(as applies to corporate existence only), (d), (j),
     (k), (l) or (m) or Section 5.02 or Section 5.03; or

           (iv) The Guarantor shall fail to perform or observe any other obligation or agreement contained herein and such failure shall continue unremedied for 30 days after notice thereof shall have been given to the Guarantor; or

            (v) Any "Event of Default" (as defined in the Loan Agreement) shall occur and shall continue uncured beyond the expiration of any applicable notice and/or grace period.

          Section 7.02.  Rights and Remedies Upon Default.  Upon the occurrence
                         --------------------------------
     of any Event of Default and at any time thereafter during the continuance thereof, in addition to any other rights and remedies available to the Bank, hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

          (a) Exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. The Bank may enter upon the Premises or any of same and may take physical possession of the Collateral or render the Collateral unusable by process of law or peaceably without process of law. The Bank may, with only such demand, advertising or notice as may be required by law, sell and deliver any and all Collateral held by it for its account at any time or times in one or more private or public sales, for cash or credit or otherwise, at such price and upon such terms as the Bank deems advisable in its sole discretion; provided that such terms are commercially reasonable. Notice of any public sale shall be sufficient if it describes the Collateral to be sold in general terms, stating the amounts thereof and the location and nature of the properties covered by the security interests and the prior liens thereon, and is published, at least once, not less than seven (7) days prior to the sale in any newspaper which the Bank may select which newspaper has a general circulation in the municipality where the Collateral is located or deemed located. All requirements of reasonable notice shall be met if such notice is sent to the Guarantor, in the manner provided in Section 8.03 below, at least seven
     (7) days before the time of such sale or disposition. The Bank may be the purchaser at any such sale, if it is public, free from any right of redemption. The proceeds of sale shall be applied first to the costs of retaking, refurbishing, storing and selling any Collateral hereunder and to other costs of collection and other costs incurred by the Bank, and then to the payment of the Guaranteed Obligations and the other obligations secured hereby.

          (b) Enforce the provisions of this Agreement by legal proceedings for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy, and the Bank may recover damages caused by any breach by the Guarantor of the provisions of this Agreement, including court costs, reasonable attorneys' fees and other costs and expenses incurred in the enforcement of the obligations of the Guarantor hereunder.

          (c) Exercise all rights and remedies hereunder, under the Loan Documents, and under any other agreement with the Bank, and exercise all other rights and remedies which the Bank may have under applicable law.

          Section 7.03.  Set-off.  In addition to any rights now or hereafter
                         -------
     granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default and during the continuance thereof, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Guarantor or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits (other than designated payroll accounts) and any other Indebtedness at any time held or owing by the Bank or any affiliate of the Bank to or for the credit or the account of the Guarantor against and on account of the obligations and liabilities of the Guarantor to the Bank under this Agreement, irrespective of whether or not the Bank shall have made any demand for payment and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. The Guarantor also grants to the Bank a security interest with respect to all its deposits and all securities or other property in the possession of the Bank or any affiliate of the Bank from time to time, and, upon the occurrence of any Event of Default, the Bank may exercise all rights and remedies of a secured party under the Uniform Commercial Code.

          Section 7.04.  Right to Cure.  In the event that the Guarantor shall
                         -------------
     fail to pay any tax, assessment, governmental charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that the Guarantor shall fail to pay or comply with any other obligation hereunder, the Bank may, but shall not be required to, pay, satisfy, perform, discharge or bond the same for the account of the Guarantor, and all moneys so paid by the Bank shall be reimbursed by the Guarantor to the Bank on demand and shall bear interest from the date of demand until paid at the lesser of (i) a fluctuating rate per annum which shall at all times be equal to the sum of two and one-half (2-1/2%) percent per annum plus the Base Rate as in effect from time to time, or (ii) the maximum rate permitted by then applicable law. The Bank will give the Guarantor not less than 30 days' prior notice before acting under this Section, except that the Bank may act with less notice (or without notice) in case of emergency, as reasonably determined by the Bank.

                                     ARTICLE VIII

                                    MISCELLANEOUS

          Section 8.01.  No Waiver; Cumulative Remedies.  No failure or delay on
                         ------------------------------
     the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or otherwise available to the Bank. Such remedies may be exercised without resort or regard to the other source of satisfaction of any liabilities of the Guarantor to the Bank. The provisions of this Agreement are not limited by nor in the limitation of any additional or inconsistent provisions contained in the Loan Agreement or elsewhere.

          Section 8.02.  Amendments, Waivers and Consents.  Neither this
                         --------------------------------
     Agreement nor any provision hereof may be amended, waived discharged or terminated orally. Any such amendment, waiver, discharge or termination must be in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 8.03.  Addresses for Notices, etc.  Except as otherwise
                         ---------------------------
     expressly provided in this Agreement, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

          If to the Guarantor:

               Advanced NMR Systems, Inc.
               46 Jonspin Road
               Wilmington, MA  01887
               Attention:  Chairman

          with a copy to:

               Gerald J. Billow, Esquire
               Posternak, Blankstein & Lund
               100 Charles River Plaza
               Boston, MA  02114

          and

               Bruce Rich, Esquire
               Reid & Priest LLP
               40 West 57th Street
               New York, NY  10019-4097

          If to the Bank:

               Chemical Bank
               c/o Chemical Connecticut Corporation
               3 Landmark Square
               Stamford, CT  06901
               Attention:  David M. Nackley, Senior Vice President

     or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. Except as otherwise provided herein, all such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, registered or certified mail, return receipt requested, postage and registration or certification charges prepaid, addressed as aforesaid.

          Section 8.04.  Costs, Expenses and Taxes.  The Guarantor agrees to pay
                         -------------------------
     on demand all costs and expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this Agreement and all other instruments and documents to be delivered hereunder and any amendments or modifications of any of the foregoing, or in connection with the examination, review or administration of any of the foregoing, as well as the costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel) incurred by the Bank in connection with preserving, enforcing or exercising any rights or remedies under this Agreement and all other instruments and documents to be delivered hereunder, all whether or not legal action is instituted. In addition, the Guarantor shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and all other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. Any fees, expenses or other charges which the Bank is entitled to receive from the Guarantor hereunder shall bear interest from the date of demand for payment until paid at the lesser of (i) a fluctuating rate per annum which shall at all times be equal to the sum of two and one-half (2-1/2%) percent per annum plus the Base Rate as in effect from time to time or (ii) the maximum rate permitted by then applicable law.

          Section 8.05.  Representations and Warranties.  All covenants,
                         ------------------------------
     agreements, representations and warranties made herein or in any other document delivered by or on behalf of the Guarantor pursuant to or in connection with this Agreement are material and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank and shall survive the making of the Loans as contemplated in the Loan Agreement, and shall continue in full force and effect so long as any of the Guaranteed Obligations or other obligations secured hereby remain outstanding and unpaid. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of the Guarantor pursuant hereto shall constitute representations and warranties by the Guarantor hereunder.

          Section 8.06.  Binding Effect; Assignment.  This Agreement shall be
                         --------------------------
     binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. The Guarantor may not assign this Agreement or any rights hereunder without the express written consent of the Bank. The Bank may assign its rights hereunder and will give written notice to the Guarantor of any such assignment.

          Section 8.07.  Reproduction of Agreement.  This Agreement and all
                         -------------------------
     other instruments, documents and papers which relate thereto which have been or may be hereafter furnished to the Bank may be reproduced by the Bank by any photographic, photostatic, micro-card, miniature photographic, xerographic or similar process, and the Bank may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

          Section 8.08.  Consent to Jurisdiction.  The Guarantor irrevocably
                         -----------------------
     submits to the jurisdiction of any New York court or any federal court sitting within the Southern District of New York over any suit, action or proceeding arising out of or relating to this Agreement. The Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Guarantor agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Guarantor in one of the manners specified in the following paragraph of this Section 8.08 or as otherwise permitted by law.

          The Guarantor hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this Section 8.08 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in Section 8.03 or (ii) by serving a copy thereof upon it at its address set forth in Section 8.03. The Guarantor irrevocably waives, to the fullest extent permitted by law, all claims of error by reason of any service as contemplated herein and agrees that such service shall (x) be deemed in every respect effective service upon the Guarantor in any such suit, action or proceeding and (y) to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Guarantor.

          Section 8.09.  Governing Law.  This Agreement shall be governed by,
                         -------------
     and construed in accordance with, the laws of the State of New York.

          Section 8.10.  Severability.  In the event that any provision of this
                         ------------
     Agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid or unenforceable shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          Section 8.11.  Headings.  Article and Section headings in this
                         --------
     Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 8.12.  WAIVER OF TRIAL BY JURY.  THE GUARANTOR HEREBY
                         -----------------------
     EXPRESSLY KNOWINGLY AND VOLUNTARILY WAIVES ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO TRIAL BY JURY, AND AGREES THAT IT WILL NOT AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF, A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

               IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.


                                       ADVANCED NMR SYSTEMS, INC.



                                       By:  /s/ Jack Nelson
                                       ____________________________
                                          Name: Jack Nelson
                                          Title:  Chairman


     Accepted:

     CHEMICAL BANK


     By:  /s/ Joseph Sacks
     ______________________________
        Name:  Joseph Sacks
        Title:  Vice President